EXHIBIT 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Fabian G. Deneault, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Digital Development Partners, Inc. on Form 10-K for the fiscal year ended December 31, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Digital Development Partners, Inc. at the dates and for the periods indicated.

Date: July 13, 2020

By:	/s/ FABIAN G. DENEAULT
Fabian G. Deneault
President

I, William E. Sluss, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Digital Development Partners, Inc. on Form 10-K for the fiscal year ended December 31, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Digital Development Partners, Inc. at the dates and for the periods indicated.

Date: July 13, 2020

By:	/s/ WILLIAM E. SLUSS
William E. Sluss
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Digital Development Partners, Inc. and will be retained by Digital Development Partners, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.